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                                                                   EXHIBIT 10.15


                                   ARMKEL, LLC

                            EQUITY APPRECIATION PLAN


                                   ARTICLE I

                                    PURPOSE

      The purpose of the Armkel, LLC Equity Appreciation Plan (the "Plan") is to enhance the profitability and value of the Company for the benefit of its members by enabling the Company to offer Equity Appreciation Awards to members of its senior management in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and the Company's members.


                                   ARTICLE II

                                   DEFINITIONS

      For purposes of this Plan, the following terms shall have the following meanings:

      2.1 "Appreciation" shall have the meaning given to such term in Section 6.1(a) hereof.

      2.2 "Affiliate" means each of the following: (i) any corporation, or any trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (ii) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by the Committee.

      2.3 "Armkel, LLC Agreement" means the Amended and Restated Limited Liability Agreement of Armkel, LLC dated as of August 27, 2001.

      2.4 "Award" or "Equity Appreciation Award" shall mean an award under this Plan of an Equity Appreciation Right. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

      2.5   "Board" shall mean the Board of Directors of Armkel, LLC.

      2.6 "Cause" shall mean with respect to a Participant's termination of Continuing Service, unless otherwise determined by the Committee at the time of grant of an Award, or, if no rights of the Participant are reduced, as determined at anytime thereafter: (i) in the case of where there is no employment agreement or similar agreement (other than a change in control agreement) in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of similar import)), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory


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performance of his or her duties for the Employer as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement or similar agreement (other than a change in control agreement) in effect between the Company and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement.

      2.7   "Church & Dwight" shall mean Church & Dwight Co., Inc.

      2.8 "Committee" shall mean the Committee appointed by the Board to administer the Plan.

      2.9   "Company" shall mean Armkel, LLC, a Delaware corporation.

      2.10 "Continuing Service" shall mean continuous employment with the Company or Church & Dwight, any of their respective Affiliates, or a successor-in-interest to any of them from the Date of Grant of the applicable Award.

      2.11 "Date of Grant" means the effective date of the grant of an Equity Appreciation Award by the Committee under this Plan.

      2.12 "Disability" shall mean (i) in the case of where there is no employment agreement or similar agreement (other than a change in control agreement) in effect between the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "disability" (or words of like import) a physical or mental incapacity that prevents a Participant from performing the individual's responsibilities and duties with the Employer for 180 aggregate days (including weekends and holidays) during any consecutive 12-month period; or (ii) in the case where there is an employment agreement or similar agreement (other than a change in control agreement) in effect between the Company and the Participant at the time of the grant of the Award that defines "disability" (or words of like import), "disability" as defined under such agreement.

      2.13  "Effective Date" shall mean September 29, 2001.

      2.14 "Eligible Employee" shall mean a senior management executive of the Company who is eligible pursuant to Article V to be granted an Award under this Plan. The names of the Eligible Employees who have been selected for participation in the Plan are listed on Schedule I, attached hereto.

      2.15 "Employer" shall mean the Company, Church & Dwight, any of their respective Affiliates or a successor-in-interest to any of them which then employs the Participant.

      2.16 "Equity Appreciation Right" shall mean the right pursuant to an Award granted under Article VI.

      2.17 "Initial Settlement Date" shall have the meaning given to such term in Section 8.2(b)(i) hereof.


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      2.18  "Interest" shall mean an "Interest" of the Company as such term is defined in Section 3.1 of the Armkel, LLC Agreement.

      2.19 "Liquidation Event" shall mean the occurrence of any of the following events: (i) the sale, disposition or transfer (collectively, a "Sale") of Interests, after which Kelso & Company no longer holds any Interests or (ii) a Sale to an unaffiliated third party of all or substantially all of the Company's assets.

      2.20 "Measurement Value" means, in respect of an Equity Appreciation Award, the value of an Interest underlying an Award as determined by the Committee, in good faith, in its discretion. The Initial Measurement Value of an Interest covered by an Award will be $15.82 (or such higher amount as may be determined by the Committee on the Date of Grant), subject to adjustment for splits and similar events in accordance with Section 4.2 hereof. The Final Measurement Value will be the value of an Interest underlying an Award as determined by the Committee as of the date of the Liquidation Event; provided, however, that in no event shall the Final Measurement Value of an Interest exceed $26.31, subject to adjustment for splits and similar events in accordance with Section 4.2 hereof.

      2.21 "Participant" shall mean an Eligible Employee of the Company to whom an Award has been made and is outstanding under this Plan.

      2.22 "Retirement" shall mean a termination of Continuing Service (other than a termination by the Employer for Cause) by a Participant who has both (i) attained at least age sixty-five (65) and (ii) been credited with ten (10) or more years of Continuing Service.

      2.23  "Settlement Date" shall have the meaning given to such term in
Section 8.2(b)(i) hereof.

      2.24 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.


                                  ARTICLE III

                                 ADMINISTRATION

      3.1 Plan Administration. The Plan shall be administered and interpreted by the Committee.

      3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, Equity Appreciation Awards to Eligible Employees. In particular, the Committee shall have the authority:

            (a) to select the Eligible Employees to whom Awards may from time to time be granted hereunder;


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            (b)   to determine whether and to what extent Awards are to be
      granted hereunder to one or more Eligible Employees;

            (c) to determine the number of Interests underlying individual Awards granted under the Plan;

            (d) to determine, subject to the terms of the Plan, the Initial Measurement Value and the Final Measurement Value of all Awards granted under the Plan;

            (e) to determine all other terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee (including, but not limited to, any restriction or limitation, any vesting schedule or acceleration thereof or any forfeiture restrictions or waiver thereof, regarding any Award based on such factors, if any, as the Committee shall determine, in its sole discretion);

            (f) to modify, extend or renew an Award, subject to Article IX herein;

            (g) to determine the medium in which Awards shall be settled following the Liquidation Event pursuant to Section 8.2 hereof; provided that if the Committee determines that the Awards shall be settled by issuance of (i) discounted stock options or restricted stock awards with respect to shares of Church & Dwight common stock or (ii) any other form of Church & Dwight equity or debt, ("C&D Settlement Medium") then such determination shall be subject to the approval of Church & Dwight; and

            (h) to settle all Awards in the event of the termination of the Plan pursuant to Section 9.1 hereof.

      3.3 Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administratiocn of this Plan. The Committee may correct any defect, supply any omission or reoncile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate this Plan.

      3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.


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      3.5   Reliance on Counsel. The Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and the Committee shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.


      3.6   Designation of Consultant; Liability.

            (a) Delegations. The Committee may designate employees of the Company and professional advisors to assist it in the administration of this Plan and may grant authority to employees to execute agreements or other documents on its behalf.

            (b) Consultants; Liability. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company. Neither the Committee, nor any person designated pursuant to Section 3.6(a) shall be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Armkel, LLC Agreement and to the extent not covered by insurance, each officer (including, without limitation, the Chairman) and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Armkel, LLC Agreement. Notwithstanding anything else herein, this indemnification shall not apply to the actions or determinations made by an individual with regard to Awards granted to him under this Plan.


                                   ARTICLE IV

                          CHANGES IN CAPITAL STRUCTURE

      4.1 No Restriction on Organizational Changes. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board


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or the members of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference interests ahead of or affecting Interests, the authorization or issuance of additional Interests, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other organizational act or proceeding.

      4.2 Adjustment to Awards. In the event of any change in the capital structure or business of the Company or by reason of any split or reverse split, recapitalization, reorganization, merger, consolidation, or exchange of Interests, distribution with respect to outstanding Interests or interests other than Interests, reclassification of Interests, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under this Plan, the Committee shall make such adjustments to the terms of all then outstanding Awards including, but not limited to, making an adjustment to the number of Interests subject to each then outstanding Award and/or to the dollar amount of the Initial Measurement Value of each such Awards, consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee, in good faith, shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE V

                                  ELIGIBILITY

         All senior management executives of the Company are eligible to be granted Awards under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole and absolute discretion.


                                   ARTICLE VI

                           EQUITY APPRECIATION AWARDS

      6.1 Terms and Conditions of Equity Appreciation Awards. Each Equity Appreciation Award shall be referenced at the time of grant to one or more Interests. Equity Appreciation Awards shall be subject to such other terms and conditions as shall be determined from time to time by the Committee, not inconsistent with the provisions of this Plan, including the following:

            (a) Basic Grant. Each Equity Appreciation Award granted under the Plan shall constitute a right to receive in cash (or in such other settlement medium chosen by the Committee, subject in case of C&D Settlement Medium to the approval of Church & Dwight, in accordance with
      Section 8.2 hereof) the appreciation in the Measurement Value of an Interest, as determined on the date


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      of the Liquidation Event, which appreciation will be equal to the difference between the Initial Measurement Value of the Equity Appreciation Award and the Final Measurement Value of the Award, multiplied by the number of Interests subject to the Award to the extent then vested (the "Appreciation"). The Initial Measurement Value shall be stated in the individual Award agreement described in Section 6.1(c) below and shall be subject to adjustment as provided in Section 4.2 hereof.

            (b) Number of Interests Subject to Award. The total number of Interests that may be subject to Awards under the Plan shall be 800,000. Interests that are forfeited or otherwise expire shall not again be available for grant pursuant to Awards under the Plan.

            (c) Equity Appreciation Award Agreement. As promptly as practicable after an Eligible Employee is granted an Award, the Company and the Participant shall enter into a written agreement setting forth all terms and conditions of the Award. The Committee shall also establish or cause to be established a bookkeeping account for each Participant and shall record or cause to be recorded the number of Interests subject to the Equity Appreciation Award granted to such Participant, the Initial Measurement Value of the underlying Interests and the Date of Grant.

            (d) Vesting. Unless the Committee determines otherwise on the Date of Grant with respect to an Award, each Equity Appreciation Award shall vest on the last day of each calendar month during the thirty-six (36) consecutive calendar month period beginning on the Date of Grant, provided that such Participant is actively employed by the Company on each such monthly vesting date.

            (e) Settlement of Awards. Awards granted under this Plan shall only be eligible for settlement pursuant to Article VIII hereof, to the extent each such Award has vested under Section 6.1(d) hereof and the Liquidation Event occurs prior to the seventh anniversary of the Plan's Effective Date. If the Liquidation Event fails to occur by the seventh anniversary of the Plan's Effective Date, the Plan and all then outstanding Awards shall automatically terminate and become null and void regardless of whether any such Awards have vested in whole or in part.


                                   ARTICLE VII

          NON-TRANSFERABILITY AND TERMINATION OF EMPLOYMENT PROVISIONS

      7.1 Non-transferability. Unless the Committee determines otherwise or except as otherwise specifically provided by law or herein, no Award may be Transferred in any manner, and any attempt to Transfer any Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person


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who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

      7.2   Termination of Employment.

            (a) Unless the Committee determines otherwise on the Date of Grant with respect to an Award or as provided for in Section 7.2(c) below, an Equity Appreciation Award granted to a Participant under this Plan shall automatically terminate and become null and void upon a Participant's termination of Continuing Service if such termination occurs prior to the Liquidation Event, regardless of whether such Award has vested in whole or in part.

            (b) Any part of an Award which is not vested as of the date of the Participant's termination of active employment with the Company shall automatically terminate upon such termination of active employment (whether or not such Participant remains in Continuing Service).

            (c) The Committee shall have the discretion and authority to provide special rules that may be applicable to an Award granted under this Plan in order to prevent the otherwise automatic forfeiture of such Award pursuant to Section 7.2(a) if such Participant terminates Continuing Service prior to the Liquidation Event due to death, Retirement or Disability.


                                  ARTICLE VIII

                              SETTLEMENT OF AWARDS

      8.1 Effect of Liquidation Event. Upon the occurrence of the Liquidation Event, all then outstanding Awards shall become immediately eligible for settlement pursuant to Section 8.2 below to the extent that each such Award has vested pursuant to Section 6.1(d) hereof.

      8.2   Settlement.

            (a) General. Following the occurrence of the Liquidation Event, each Participant shall be entitled to receive the Appreciation attributable to the vested portion of his Award in accordance with this
      Section 8.2 and the un-vested portion of such Awards shall automatically terminate and become null and void.

            (b) Method of Settlement. Upon the date of the Liquidation Event, the Committee (subject, in case of C&D Settlement Medium to the approval of Church & Dwight) shall determine, in its sole discretion, the method in which to settle all of the then outstanding Equity Appreciation Awards, to the extent then vested. Subject to Section 8.2(e), the Committee may elect to settle each such then outstanding Award pursuant to any of the following methods:

           (i)    Settlement in Cash. The Committee may elect to settle each
                      Award in cash, in which case each Participant holding an Award eligible for


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                      settlement hereunder shall be entitled to receive the
                      dollar value of the Appreciation, paid in three (3) equal annual installment payments, less applicable tax withholding, with the first installment to be paid within ten (10) business days after the Liquidation Event ("Initial Settlement Date") and the second and third installments to be paid on the first and second anniversaries of the Liquidation Event (each, a "Settlement Date") provided the Participant remains in Continuing Service on each Settlement Date. The second and third installment payments shall be adjusted by the Committee to reflect interest earned thereon from the Initial Settlement Date through the Settlement Date on which the installment is paid. The interest shall be calculated at the applicable federal rate in effect on the Initial Settlement Date for short-term loans, compounded semi-annually.

            (ii)  Settlement Through Grant of Discounted Stock Options. For
                      Participants who become employees of Church & Dwight following the Liquidation Event, the Committee may elect to settle each Award through C&D Settlement Medium through grant to each eligible Participant of a discounted non-qualified stock option to purchase shares of Church & Dwight common stock under the Church & Dwight employee stock option plan to purchase the number of shares of Church & Dwight common stock determined, pursuant to the formula set forth below at an exercise price per share which shall be equal to twenty-five percent (25%) of the "fair market value" (as determined below) of an underlying share of Church & Dwight common stock determined as of the date of the grant. Each such option shall be granted to purchase the number of shares of Church & Dwight common stock equal to (x) the dollar amount of the Appreciation subject to settlement divided by (y) seventy-five percent (75%) of the "fair market value" of a share of the underlying stock on the date of grant. For purposes of the foregoing formula, the "fair market value" of a share of Church & Dwight common stock shall be determined in accordance with the Church & Dwight employee stock option plan as of the date the option is granted. Each such option shall be granted on the Initial Settlement Date, as defined above, and shall vest and become exercisable on a cumulative basis, as follows: one-third shall vest and become fully exercisable on the Initial Settlement Date and an additional one-third shall vest and become exercisable on each succeeding Settlement Date provided the Participant is employed by Church & Dwight on each Settlement Date. Each option shall have a ten-year term and shall otherwise be subject to the terms of the Church & Dwight employee stock option plan. Each option shall be memorialized in a written stock option agreement between Church & Dwight and the Participant which shall contain all other


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                      terms and conditions of the option consistent with the
                      option plan and as determined by the Committee.

            (iii) Settlement Through Grant of Restricted Stock Awards. For
                      Participants who become employees of Church & Dwight following the Liquidation Event, the Committee may elect to settle each Award through the grant to each eligible Participant shares of restricted common stock of Church & Dwight under the Church & Dwight restricted stock plan having an aggregate "fair market value," as determined below, as of the date of grant, equal to the Appreciation of the Award subject to settlement. For purposes of the foregoing formula, the "fair market value" of shares of Church & Dwight common stock shall be determined in accordance with the Church & Dwight restricted stock plan as of the date the restricted stock award is granted. Each such restricted stock award shall be granted on the Initial Settlement Date, as defined above, and shall vest on a cumulative basis, as follows: one-third shall vest on the date of grant, and an additional one-third shall vest on each succeeding Settlement Date provided the Participant is employed by Church & Dwight on each Settlement Date. Each restricted stock award will be memorialized in a written agreement between Church & Dwight and the Participant which shall contain all other terms and conditions of the award consistent with this Plan and as determined by the Committee.

            (iv)  Settlement in any Other Manner. The Committee may elect to settle an Award in a manner other than the settlement options described in clauses (i) - (iii) of this Section 8.2(b) so long as the dollar value of the Award is preserved.

            (c) Requirement of Continuing Service. Unless the Committee determines otherwise with respect to a Participant, in order to be eligible for full settlement of an Equity Appreciation Award following the Liquidation Event, the Participant must be in Continuing Service on each Settlement Date. The Committee shall, however, have the discretion and authority to provide special settlement rules to be applicable to Participants who terminate Continuing Service following the Liquidation Event but prior to the Settlement Date or Dates due to death, Retirement, Disability or termination by the Employer without Cause.

            (d) Committee Discretion With Respect to Award Settlement. Notwithstanding any contrary provision contained herein, the Committee may elect to settle all then outstanding Awards, to the extent vested, as soon as practicable following the Liquidation Event.

            (e) Notwithstanding anything contrary herein and provided there has occurred the Liquidation Event prior to the seventh anniversary date of this Plan, all settlement of Awards, to the extent not previously settled on the Settlement


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      Date, shall be settled no later than the seventh anniversary of the
      Effective Date. If the Liquidation Event occurs after the fourth anniversary of the Effective Date, the Committee shall determine the applicable shorter payment or vesting schedule.


                                   ARTICLE IX

                      TERMINATION OR AMENDMENT OF THE PLAN

     9.1 Amendment of Plan. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, retroactively or otherwise and settle all then outstanding vested Awards; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be adversely effected without the consent of such Participant.

     9.2 Amendment of Award. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely effect the rights of any Participant without the Participant's consent.


                                   ARTICLE X

                                 UNFUNDED PLAN

      This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment or Affiliate, as applicable, at any time.


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     11.3   Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

     11.4 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflicts of laws).

     11.5 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     11.6 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     11.7 Costs. The Company shall bear all expenses of administering this Plan.

     11.8 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     11.9 Death/Disability. The Committee may in its discretion require the transferee of a Participant's Award to supply the Company with written notice of the Participant's death or Disability and to supply the Company with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require that the transferee agree in writing to be bound by all of the terms and conditions of this Plan.

     11.10 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

     11.11 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.


                                  ARTICLE XII

                             EFFECTIVE DATE OF PLAN

      This Plan shall be effective on September 29, 2001.


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


                                  ARTICLE XIII

                                  TERM OF PLAN

      In the event the Liquidation Event has not occurred prior to the seventh anniversary of the Plan's Effective Date, the Plan and all then outstanding Awards shall automatically terminate and become null and void regardless of whether any such Awards have vested in whole or in part.

      In the event the Liquidation Event occurs prior to the seventh anniversary of the Plan's Effective Date, all then outstanding Awards shall be settled in accordance with the terms and provisions of the Plan and following settlement of all such Awards, the Plan shall terminate.


                                  ARTICLE XIV

                                  NAME OF PLAN

      This Plan shall be known as the Armkel, LLC Equity Appreciation Plan.